UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 -K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2004

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrants Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

The Company has acquired approximately 19,000 net contiguous acres in the Barnett Shale play in Parker and Hood counties, Texas, in exchange for low-value producing properties which were primarily acquired from Chevron U.S.A. Inc.  In addition to the Barnett Shale properties, the Company also received $25.4 million in other consideration.

Parties to the exchange agreement are companies either wholly or majority owned by the adult children and a brother of Bob R. Simpson, Chairman and Chief Executive Officer of the Company.  In this transaction, the Company disposed of interests in non-strategic working and royalty interests for a total of $37.8 million.  The agreement also provides the other parties an option to purchase properties valued at approximately $9 million prior to November 1, 2004.  Lehman Brothers Inc. provided an opinion regarding the fairness of the consideration received for the properties and the transaction was approved by the Audit Committee and the independent members of the Board of Directors.

The Barnett Shale acreage, which was acquired by the other parties in 1996, is held by production acquired in this transaction and is not subject to lease expiration.  The Company’s position now totals more than 70,000 net acres.  The Company has previously announced its intention to acquire at least 100,000 acres in the Barnett Shale.

The properties exchanged by the Company had been selected for disposition due to their low value relative to their accounting and administrative requirements.  Those requirements related to the Chevron U.S.A. acquisition have been dramatically reduced with this exchange.

Forward-Looking Statements and Related Matters

Statements made in this Form 8-K, including those relating to future acreage additions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the ability to identify properties that meet our acquisition criteria and the ability to close future acquisitions. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TO ENERGY INC.

Date: September 3, 2004	By:	/s/ Bennie G. Kniffen
Bennie G. Kniffen
Senior Vice President and Controller